SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant☑
Filed by a Party other than the Registrant☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

AMCOMP INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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AMCOMP INCORPORATED
701 U.S. Highway One
North Palm Beach, Florida 33408

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
to be held on June 1, 2006

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders (the “Meeting”) of AMCOMP INCORPORATED, a Delaware corporation (the “Company”), will be held on June 1, 2006 at the Palm Beach Gardens Marriott, 4000 RCA Boulevard, Palm Beach Gardens, Florida 33410 at 9:00 a.m. local time, for the following purposes:

•	To elect seven (7) members of the Board of Directors to serve until the 2007 Annual Meeting of Stockholders and until their successors have been duly elected and qualify;

•	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006; and

•	To transact such other business as may properly be brought before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 20, 2006 as the record date for the Meeting. Only stockholders of record on the stock transfer books of the Company at the close of business on that date are entitled to notice of, and to vote at, the Meeting.

A complete list of our stockholders entitled to vote at the Meeting will be available for inspection at the Company’s corporate office at 701 U.S. Highway One, North Palm Beach, Florida 33408, during normal business hours for 10 days prior to the Meeting. Our stockholder list also will be available at the Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. WE URGE YOU TO PROMPTLY SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

ANY STOCKHOLDER GIVING A PROXY MAY REVOKE IT AT ANY TIME BEFORE THE PROXY IS VOTED BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY, BY SUBMITTING A LATER DATED PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

By Order of the Board of Directors

MELODY MISIASZEK,
Secretary

Dated: April 25, 2006

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

AMCOMP INCORPORATED
701 U.S. Highway One
North Palm Beach, Florida 33408

PROXY STATEMENT
FOR
2006 ANNUAL MEETING OF STOCKHOLDERS
June 1, 2006

INTRODUCTION

This Proxy Statement and the accompanying proxy are being furnished to stockholders by the Board of Directors of AmCOMP Incorporated, a Delaware corporation (the “Company”), in connection with the solicitation of the accompanying proxy for use at the 2006 Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on Thursday, June 1, 2006 at the Palm Beach Gardens Marriott, 4000 RCA Boulevard, Palm Beach Gardens, Florida 33410, at 9:00 a.m., local time, or at any adjournments thereof.

The principal executive offices of the Company are located at 701 U.S. Highway One, North Palm Beach, Florida 33408. The approximate date on which this Proxy Statement and the accompanying proxy will first be sent or given to stockholders is April 26, 2006.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on April 20, 2006, the record date (the “Record Date”) for the Meeting, will be entitled to notice of, and to vote at, the Meeting and any adjournments thereof. As of the close of business on the Record Date, there were 15,557,389 outstanding shares of the Company’s common stock, $.01 par value (the “Common Stock”). The holder of each outstanding share of Common Stock is entitled to one vote. There was no other class of voting securities of the Company outstanding on the Record Date.

VOTING OF PROXIES

A stockholder may ensure that his or her shares are voted at the Meeting in accordance with the recommendations of the Board of Directors by completing, signing, dating and returning the enclosed proxy in the envelope provided. Submitting your proxy will not affect your right to attend the Meeting and to vote in person. If your proxy is signed and returned without any direction given, your shares will be voted in accordance with the recommendations of the Board of Directors as described in this Proxy Statement with respect to Proposal I and Proposal II. Any stockholder giving a proxy may revoke it at any time before the proxy is voted by giving written notice of revocation to the Secretary of the Company, by submitting a later dated proxy, or by attending the Meeting and voting in person.

The Board of Directors is soliciting votes FOR election to the Board of Directors of its nominees, Fred R. Lowe, Debra Cerre-Ruedisili, Sam A. Stephens, Paul B. Queally, Sean M. Traynor, Donald C. Stewart and Spencer L. Cullen, Jr. and FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s auditors. The Board of Directors urges you to sign, date and return the enclosed proxy today.

If you have any questions, or need any assistance in voting your shares, please call Gale Blackburn, Vice President of Investor Relations, at 1-800-226-1898 x11586.

If your shares are held in “street name,” only your bank or broker can vote your shares. Please contact the person responsible for your account and instruct that individual to vote your shares as soon as possible.

QUORUM

In order to conduct any business at the Meeting, a quorum must be present in person or represented by valid proxies. A quorum consists of a majority of the shares of stock entitled to be voted present in person or represented by proxy on the Record Date. All shares that are voted “FOR”, “AGAINST” or “WITHHOLD AUTHORITY” on any matter will count for purposes of establishing a quorum and will be treated as shares entitled to vote at the Meeting (the “Votes Present”).

ABSTENTIONS

While there is no definitive statutory or case law authority in Delaware, the Company’s state of incorporation, as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both: (i) the total number of Votes Present, for the purpose of determining whether a quorum is present; and (ii) the total number of Votes Present that are cast (the “Votes Cast”) with respect to a matter (other than in the election of the Board of Directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner.

BROKER NON-VOTES

Shares of Common Stock held in street name that are present by proxy will be considered as Votes Present for purposes of determining whether a quorum is present. With regard to certain proposals, the holders of record of shares of Common Stock held in street name are permitted to vote as they determine, in their discretion, in the absence of direction from the beneficial holder of the shares of Common Stock.

The term “broker nonvote” refers to shares held in street name that are not voted with respect to a particular matter, generally because the beneficial owner did not give any instructions to the broker as to how to vote such shares, but which shares are present on at least one matter. The Company intends to count such shares as Votes Present for the purpose of determining whether a quorum is present. In addition, in the absence of instructions, the broker is permitted to vote such shares on the election of directors and ratification of independent auditors at the Meeting.

VOTES REQUIRED FOR APPROVAL

A plurality of the total Votes Cast by holders of Common Stock is required for the election of directors. A vote to “WITHHOLD AUTHORITY” for any nominee for director will be counted for purposes of determining the Votes Present, but will have no other effect on the outcome of the vote on the election of directors.

A majority of the total Votes Cast by holders of Common Stock is required to ratify the selection of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006. A vote to “ABSTAIN” will have no other effect on the outcome of the vote on the ratification of Deloitte & Touche LLP.

HOUSEHOLDING

Unless we have received contrary instructions, we send a single copy of the annual report, proxy statement and notice of annual or special meeting to any household at which two or more stockholders reside, if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

If you would like to receive your own set of our annual disclosure documents this year or in future years, follow the instructions described below.

If your shares are registered in your own name, please contact our transfer agent and inform it of your request to revoke householding by calling it at (212) 509-4000 or writing to it at Continental Stock Transfer, 17 Battery Place, New York, New York 10004. Within 30 days after your revocation, we will send individual documents.

If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

SECURITY OWNERSHIP

The following table sets forth information concerning ownership of the Company’s Common Stock, as of the Record Date, by each person known by the Company to be the beneficial owner of more than five percent of the Common Stock, each director, each executive officer, as defined in Item 402(a)(3) of Regulation S-K (“Regulation S-K”), promulgated by the Securities and Exchange Commission (the “SEC”), and by all directors and executive officers of the Company as a group. Unless otherwise indicated, the address for five percent stockholders, directors and executive officers of the Company is c/o AmCOMP Incorporated, 701 U.S. Highway One, North Palm Beach, Florida 33408. The percentage of shares owned is based on 15,557,389 shares outstanding as of April 20, 2006.

	Number of		Percentage of
	Shares Beneficially		Shares Beneficially
Name of Beneficial Owner:	Owned(1)		Owned(1)

5% Stockholders:
Entities affiliated with Welsh Carson(2)	1,456,110		9.4%
Entities affiliated with Sprout Capital(3)	1,691,968		10.9%
Diaco Investments, L.P.(4)	1,540,000		9.9%
Named Executive Officers and Directors:
Fred R. Lowe(5)	417,219		2.7%
Debra Cerre-Ruedisili(6)	139,064		*
Kumar Gursahaney(7)	15,915		*
Antonio Faillaci(8)	47,589		*
Colin Williams(9)	46,716		*
Timothy J. Spear(10)	3,337		*
Lisa Perrizo(11)	7,866		*
Sam A. Stephens	1,005,992		6.5%
Paul B. Queally	1,368,292	(12)	8.8%
Sean Traynor(13)	0		0
Donald C. Stewart(14)	0		0
Spencer L. Cullen, Jr.(15)	0		0
All directors and executive officers as a group (12 persons)	3,004,830		18.8%

*	Less than one percent.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares. Shares of our common stock subject to options or warrants currently exercisable, or exercisable within 60 days after the Record Date, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options and all directors and officers as a group, but are not deemed outstanding for computing the percentage ownership of any other person.

(2)	The number of shares beneficially owned consists of (a) 1,367,065 shares of common stock held by Welsh, Carson, Anderson & Stowe VII, L.P. (“WCAS VII”) and (b) 24,566 shares of common stock held by WCAS Healthcare Partners, L.P., the general partner of which is WCAS HP Partners, the general partners of which are Patrick Welsh and Russell Carson. WCAS VII Partners, L.P. exercises investment discretion and control over the shares held directly by WCAS VII, of which it is the sole general partner. Each of the following general partners of WCAS VII Partners, L.P. may be deemed to have shared voting and investment power with respect to the securities held by WCAS VII and, in addition, beneficially owns shares of common stock, if any, as indicated parenthetically: Patrick J. Welsh (14,739 shares held by The Patrick Welsh 2004 Irrevocable Trust), Russell L. Carson (24,566 shares), Bruce K. Anderson (12,283 shares held by The Bruce K. Anderson 2004 Irrevocable Trust), Richard H. Stowe (3,684 shares), Anthony DeNicola (1,227 shares), Thomas E. McInerney (3,684 shares), Robert A. Minicucci (1,842 shares), Laura Van Buren (1,227 shares) and Paul B. Queally

(1,227 shares). The address for these Welsh Carson entities is 320 Park Avenue, Suite 2500, New York, New York 10022.

(3)	The number of shares beneficially owned consists of (a) 884,740 shares of common stock held by Sprout Capital VII, L.P., (b) 10,275 shares of common stock held by Sprout CEO Fund, L.P., (c) 723,307 shares of common stock held by Sprout Growth II, L.P. and (d) 73,646 shares of common stock held by DLJ Capital Corporation, over which shares Janet Hickey exercises investment discretion and control. DLJ Capital Corporation is a wholly-owned subsidiary of Credit Suisse (USA), Inc. DLJ Capital Corporation is the managing general partner of Sprout Capital VII, L.P. and Sprout Growth II, L.P. and is the sole general partner of Sprout CEO Fund, L.P. According to information provided by DLJ Capital Corporation, Credit Suisse, Inc. is the parent company of Credit Suisse (USA), Inc. and it and Ms. Hickey may be deemed to beneficially own the shares owned by DLJ Capital Corporation, Sprout CEO Fund, L.P., Sprout Capital VII, L.P. and Sprout Growth II, L.P.; however, each of Credit Suisse, Inc. and Ms. Hickey disclaims beneficial ownership of these shares except to the extent of its or her pecuniary interest therein. Sprout CEO Fund, L.P., Sprout Growth II, L.P., Sprout Capital VII, L.P. and DLJ Capital Corporation have represented that they purchased the shares in the ordinary course and did not have an intent to distribute the securities. The address of each of DLJ Capital Corporation, Sprout CEO Fund, L.P., Sprout Capital VII, L.P. and Sprout Growth II, L.P. is 11 Madison Avenue, New York, NY 10010.

(4)	Based solely on information contained in a report on Schedule 13G filed jointly on February 13, 2006 by Diaco Investments, L.P., a Delaware limited partnership (“Diaco”), with respect to shares of Common Stock directly held by it; by Siget, L.L.C., a Delaware limited liability company (the “General Partner”), which serves as the general partner of Diaco, with respect to shares of Common Stock directly held by Diaco; and by Simon Glick, who serves as the managing member of the General Partner with respect to shares of Common Stock directly held by Diaco.

(5)	Includes 240,132 shares of common stock issuable upon exercise of options held by Mr. Lowe.

(6)	Includes 98,235 shares of common stock issuable upon exercise of options held by Ms. Cerre-Ruedisili. Also includes 200 shares of common stock that Ms. Cerre-Ruedisili holds as custodian for her children. Ms. Cerre-Ruedisili disclaims beneficial ownership of these 200 shares.

(7)	Includes 10,915 shares of common stock issuable upon exercise of options held by Mr. Gursahaney.

(8)	Includes 43,660 shares of common stock issuable upon exercise of options held by Mr. Faillaci.

(9)	Includes 43,660 shares of common stock issuable upon exercise of options held by Mr. Williams.

(10)	Includes 1,091 shares of common stock issuable upon exercise of options held by Mr. Spear.

(11)	Includes 4,366 shares of common stock issuable upon exercise of options held by Ms. Perrizo.

(12)	The number of shares beneficially owned consists of (a) 1,227 shares of common stock held by Mr. Queally and (b) 1,367,065 shares of common stock held by WCAS VII. Mr. Queally is a general partner of the sole general partner of WCAS VII. Mr. Queally may be deemed to have shared investment and voting power with respect to the securities held by WCAS VII. Mr. Queally disclaims beneficial ownership of the securities held by WCAS VII, except to the extent of his equity interest therein. The address of Mr. Queally is c/o WCAS VII, 320 Park Avenue, Suite 2500, New York, New York 10022.

(13)	The address of Mr. Traynor is c/o WCAS VII, 320 Park Avenue, Suite 2500, New York, New York 10022.

(14)	The address of Mr. Stewart is P.O. Box 414, Waccabuc, New York 10597.

(15)	The address for Mr. Cullen is 5011 Vernon Road, Tallahassee, Florida 32317.

PROPOSAL I

ELECTION OF THE BOARD OF DIRECTORS

The Board of Directors is currently composed of seven directors of a single class. Directors are elected for a term of office to expire at the succeeding annual meeting of stockholders of the Company after their election and until their respective successors are elected and qualify. The terms of all seven directors are expiring at the Meeting and the Nominating and Governance Committee of the Board of Directors, solely consisting of independent directors, has nominated Fred R. Lowe, Debra Cerre-Ruedisili, Sam A. Stephens, Paul B. Queally, Sean M. Traynor, Donald C. Stewart and Spencer L. Cullen, Jr., currently serving as directors of the Company, as nominees for reelection to the Board of Directors. The term of nominees elected will expire at the 2007 Annual Meeting and when their respective successors are duly elected and qualify.

Unless otherwise specified, all of the Proxies received will be voted in favor of the election of Fred R. Lowe, Debra Cerre-Ruedisili, Sam A. Stephens, Paul B. Queally, Sean M. Traynor, Donald C. Stewart and Spencer L. Cullen, Jr. The directors will be elected by a plurality of the votes cast, in person or by proxy, at the Meeting. Abstentions from voting and broker non-votes on the election of directors will have no effect as they will not represent Votes Cast at the Meeting for the purpose of electing a director. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as directors, if elected. Should any of the nominees not remain a candidate for election at the date of the Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

The following table sets forth the ages, terms of office and length of service of the directors of the Company:

		Term of
		Office as
		Director	Director
Name	Age	Expires	Since

Fred R. Lowe	71	2006	1997
Debra Cerre-Ruedisili	50	2006	1998
*Sam A. Stephens	70	2006	1995
*Paul B. Queally	42	2006	1996
*Sean M. Traynor	37	2006	2000
*Donald C. Stewart	61	2006	2006
*Spencer L. Cullen, Jr.	68	2006	2006

*	Independent Director

Fred R. Lowe has served as chairman of AmCOMP since September 2005 and has been AmCOMP’s president, chief executive officer and a director of AmCOMP since February 1997. He is the chairman of each of AmCOMP’s subsidiaries. Mr. Lowe co-founded Florida Administrators, Inc., one of the Company’s subsidiaries, now known as Pinnacle Administrative. From 1992 until 1997, Mr. Lowe was an independent consultant, which included providing consulting services to Florida Administrators from 1994 to 1997. From 1989 to 1992, Mr. Lowe held various executive positions with several financial service companies. Mr. Lowe assisted in the conversion of FACCA-SIF into a capitalized insurance company. He attended Ohio University.

Debra Cerre-Ruedisili has served as executive vice president of AmCOMP since April 1997, chief operating officer since March 1998 and a director since September 1998. Ms. Cerre-Ruedisili has served as a director of AmCOMP Assurance since September 1998 and as president and chief operating officer since January 2001. Ms. Cerre-Ruedisili has served as the president, vice chairman and a director of AmCOMP Preferred since January 2001, and as the chief operating officer since January 2003. Prior to joining AmCOMP, Ms. Cerre-Ruedisili served for 10 years as co-chief executive officer and chief operating officer of MedView Services Incorporated, a managed care provider. From 1984 through 1987, Ms. Cerre-Ruedisili served as the risk manager of Kmart Corporation. Prior to that, Ms. Cerre-Ruedisili was an attorney in private practice specializing in defense of workers’ compensation claims and a workers’ compensation claims adjuster and claims manager for Transamerica Insurance Group. Ms. Cerre-Ruedisili served as a member of the Board of Governors of the Florida Workers’ Compensation Joint Underwriting Association from 1999 through 2003. Ms. Cerre-Ruedisili has a B.A. in psychology from the University of Michigan and a J.D. from the University of Detroit.

Sam A. Stephens has served as a director of AmCOMP since December 1995. Mr. Stephens was the chairman of AmCOMP from December 1995 to September 2005. Mr. Stephens co-founded Florida Administrators, Inc., one of the Company’s subsidiaries, now known as Pinnacle Administrative, and founded the Florida Air Conditioning Contractors Association-Self Insurers Fund, or FACCA-SIF, a predecessor of AmCOMP Preferred. He has been a director of AmCOMP Assurance, AmCOMP Preferred, Pinnacle Administrative and Pinnacle Benefits since their inception. Mr. Stephens served as chairman of these subsidiaries until July 2004. Mr. Stephens previously served as president of Pinnacle Benefits. Mr. Stephens has a B.A. in economics from the University of Florida.

Paul B. Queally has served as a director of AmCOMP since 1996. Mr. Queally is a general partner of Welsh, Carson, Anderson & Stowe (“Welsh Carson”), a private equity investment firm, where he focuses primarily on investments in the healthcare industry. Prior to joining Welsh Carson in 1996, Mr. Queally was a general partner at The Sprout Group, the private equity group of Donaldson, Lufkin & Jenrette. He is currently a member of the boards of directors of Concentra Managed Care, Inc., Ameripath, Inc., Amerisafe, Inc., SHPS, Inc., MedCath, Inc., United Surgical Partners, Inc. and several private companies. Mr. Queally has a B.A. from the University of Richmond and an M.B.A. from Columbia Business School.

Sean M. Traynor has served as a director of AmCOMP since September 2000. Mr. Traynor is a general partner at Welsh Carson, where he focuses primarily on investments in the healthcare industry. Prior to joining Welsh Carson in 1999, Mr. Traynor worked in the healthcare and insurance investment banking groups at Bankers Trust Alex. Brown from 1996 until 1999. Prior to joining Bankers Trust Alex. Brown, Mr. Traynor spent three years with Coopers & Lybrand. He is a member of the boards of directors of Ameripath, Inc., Select Medical Corporation, Amerisafe, Inc. and several private companies. Mr. Traynor has a B.S. from Villanova University and an M.B.A. from the Wharton School at the University of Pennsylvania.

Donald C. Stewart has served as a director of AmCOMP since February 2006. Mr. Stewart is currently an independent financial consultant. From January 1999 through March 2005, Mr. Stewart held the positions of chairman and chief executive officer of Ridgewood Egypt LLC, an independent water and power producer. From 1990 to 1999, Mr. Stewart was an independent financial consultant. From 1987 to 1990, Mr. Stewart was the chairman and chief executive officer of Hercules Engines. Earlier in his career, Mr. Stewart spent approximately nine years actively practicing as a CPA. Mr. Stewart has a B.S. degree in Business from Lehigh University.

Spencer L. Cullen, Jr. has served as a director of AmCOMP since February 2006. From October 1983 to January 2003, Mr. Cullen held the position of general manager of the Florida Automobile Joint Underwriting Association, where he managed the daily operations with respect to insurance activities. From 1981 to 1983, Mr. Cullen served as deputy insurance commissioner at the Florida Insurance Department. From 1975 to 1981, Mr. Cullen held the position of director of the Division of Risk Management for the Florida Insurance Department, where he oversaw the State of Florida’s risk management insurance program. Mr. Cullen has an Associate of Arts degree from Chipola Community College.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF ITS NOMINEES.

CORPORATE GOVERNANCE

The Company is proud of its corporate governance initiatives and believes its corporate governance profile compares favorably with other leading companies.

Constitution of the Board of Directors

The Company has determined that five out of seven members of the Board of Directors meet the current independence standards under (i) NASD rules for The NASDAQ National Market (“Nasdaq”), (ii) the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and other rules and regulations of the Securities and Exchange Commission and (iii) Rule 162(m) of the Internal Revenue Code of 1986, as amended. The Company has determined that two of the members of the Audit Committee, Messrs. Cullen and Stewart, are “financial experts” as defined in the rules promulgated under the Sarbanes-Oxley Act.

Board Committees and Director Meetings

Directors are expected to attend all Board meetings and meetings of committees on which they serve and each annual meeting of stockholders. The Company was not a publicly held entity in 2005.

For the fiscal year ended December 31, 2005, there were four meetings or actions by unanimous written consent of the Board of Directors. Each Director attended more than 75% of the total number of meetings of the Board and committees on which he served.

The Board of Directors has an Audit Committee, a Stock Option and Compensation Committee and a Nominating and Governance Committee, each of which has a charter. Each of those charters and the Company’s Code of Business Ethics and Conduct are accessible on the Company website, www.amcomp.com. The Audit Committee Charter is also attached hereto as Appendix A. Each of the Board of Directors, the Audit Committee, the Stock Option and Compensation Committee and the Nominating and Governance Committee may seek legal or other expert advice from outside sources.

The Audit Committee is composed of three of the Company’s independent directors, Messrs. Stewart, Cullen and Stephens. All three members of the Audit Committee are financially literate, and two of them are considered audit committee financial experts within the meaning of Item 401(h) of Regulation S-K. The Audit Committee is charged with reviewing the Company’s annual audit and meeting with the Company’s independent auditors to review the Company’s internal controls and financial management practices and other responsibilities as discussed in the Audit Committee Charter. The Audit Committee is also responsible for engaging, overseeing and compensating the Company’s independent auditors.

The Nominating and Governance Committee, which is composed of three of the Company’s independent directors, Messrs. Traynor, Stephens and Cullen, and is charged with identifying prospective candidates to serve as directors by reviewing candidate credentials and qualifications and interviewing prospective candidates before submitting their respective names to the Board. The Nominating and Governance Committee develops and recommends to the Board principles of corporate governance and ensures that there is compliance with such corporate governance principles. The Nominating and Governance Committee encourages all of the Directors of the Company to attend various seminars to insure that its members are regularly updated on the most recent developments in corporate governance.

The Stock Option and Compensation Committee, which is composed of three of the Company’s independent directors, Messrs. Queally, Stewart and Stephens, recommends to the Board of Directors compensation for the Company’s key employees and administers the Company’s 2005 Stock Option Plan (the “2005 Plan”) and the Company’s Amended and Restated Directors’ Stock Option Plan, as amended (the “Director Plan”). As described in “Executive Compensation — Report by the Stock Option and Compensation Committee on Executive Compensation — Stock Option Plan,” in January 2005, at the recommendation of the Board of Directors, the Company’s stockholders approved the 2005 Plan and in February 2006 they approved the Director Plan.

During fiscal 2005, there was one meeting of the Audit Committee; and there were two actions by unanimous written consent and one meeting of the Stock Option and Compensation Committee. The Nominating and Governance Committee met for the first time in March 2006.

Code of Business Conduct and Ethics

The Company has adopted a code of business conduct and ethics (the “Code”) that applies to all directors, officers and employees. The Code is reasonably designed to deter wrongdoing and promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure in reports and documents filed with, or submitted to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the Company, (iii) compliance with applicable governmental laws, rules and regulations, (iv) the prompt internal reporting of violations of the Code to appropriate persons identified in the Code and (v) accountability for adherence to the Code. Amendments to the Code and any grant of a waiver from a provision of the Code requiring disclosure under applicable SEC rules will be disclosed on the Company’s website at www.amcomp.com.

Sarbanes-Oxley Act

The Company has taken a number of measures to ensure compliance with those provisions of the Sarbanes-Oxley Act that are currently applicable to it. The Board of Directors, Officers, regional and district managers and members of the Company’s finance and legal staffs receive regular updates on the Sarbanes-Oxley Act and Nasdaq regulations. The Audit Committee has instituted policies and procedures to pre-approve audit and non-audit services performed by Deloitte & Touche LLP, the Company’s independent auditors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and Directors and persons who own more than 10% of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. There were no Section 16(a) forms required to be filed in fiscal year 2005.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation earned by and/or paid to the chief executive officer and the four most highly compensated executive officers other than the chief executive officer (collectively, our “Named Executive Officers”) for the year ended December 31, 2005.

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation			Securities
				Other Annual	Underlying
		Salary	Bonus	Compensation	Options	All Other
Name and Principal Position	Year	($)	($)	($)(1)	Granted (#)	Compensation ($)

Fred R. Lowe	2005	325,000	995,000	—	—	—
President and Chief	2004	325,000	—	—	—	—
Executive Officer	2003	325,000	100,000	—	—	—
Debra Cerre-Ruedisili	2005	285,000	350,000	—	—	—
Executive Vice President and	2004	285,000	—	—	—	—
Chief Operating Officer	2003	233,333	80,000	—	—	—
Kumar Gursahaney	2005	198,333	110,000	—	—	—
Senior Vice President	2004	155,000	—	—	—	—
and Chief Financial Officer
Antonio Faillaci	2005	195,000	—	—	—	—
President, Mid-Atlantic Region	2004	180,416	—	—	—	—
	2003	160,000	30,000	—	—	—
Colin Williams	2005	160,000	223,698	—	—	—
President, Texas Region	2004	155,000	46,025	—	—	—
	2003	150,000	20,000	—	—	—

(1)	Excludes perquisites and other benefits, the aggregate value of which does not exceed the lesser of $50,000 or 10% of the named individual’s total annual salary and bonus.

Option Grants in Last Fiscal Year

There were no stock option grants made to our Named Executive Officers during the fiscal year ended December 31, 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information regarding stock options held by our Named Executive Officers as of December 31, 2005. No options were exercised by our Named Executive Officers during the fiscal year ended December 31, 2005.

	Fiscal Year-End Option Values
	No. of Common Shares		Value of Unexercised
	Underlying Unexercised		In-the-Money Options
	Options at Fiscal Year-End (#)		at Fiscal Year-End ($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Fred R. Lowe	240,132	0	$0	$0
Debra Cerre-Ruedisili	98,235	0	0	0
Kumar Gursahaney	10,915	32,745	0	0
Antonio Faillaci	43,660	0	0	0
Colin Williams	43,660	0	0	0

(1)	Represents the total gain that would be realized if all in-the-money options held at December 31, 2005 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the initial public offering price of $9.00. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

The weighted average exercise price of the options held on December 31, 2005 by Mr. Lowe was $13.34 and by Ms. Cerre-Ruedisili was $11.78. All of such options held by Mr. Lowe and of such options held by Ms. Cerre-Ruedisili, options with respect to 43,660 shares expire on December 31, 2006. The remainder of such options held by Ms. Cerre-Ruedisili expire on May 19, 2008.

Option Grants at Effective Time

At the effective time of our initial public offering, February 9, 2006, we granted five-year options with respect to an aggregate of 761,777 shares at an exercise price of $9.00 per share, the initial public offering price, to employees, including officers. Of such options, options with respect to 218,302 shares were granted to Fred R. Lowe, options with respect to 157,320 shares were granted to Debra Cerre-Ruedisili and options with respect to 41,340 shares were granted to Kumar Gursahaney. All of such options, except the option granted to Mr. Lowe, are exercisable in four equal annual installments commencing one year after grant. The option granted to Mr. Lowe is exercisable in three equal annual installments commencing one year after grant.

Equity Compensation Plan Information

The following table gives information about stock option awards under the Company’s equity compensation plans as of December 31, 2005. The plans are discussed further in the Report by the Stock Option and Compensation Committee on Executive Compensation contained herein, and in Note 16 to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Number of Securities
Remaining Available
	Number of Securities		for Future Issuance
	to be Issued Upon	Weighted-Average	Under Equity
	Exercise of Outstanding	Exercise Price of	Compensation Plans
	Options, Warrants	Outstanding Options,	(Excluding Securities
	and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	645,597	$11.12	647,048
Equity compensation plans not approved by security holders	—	—	—

Total	645,597	$11.12	647,048

Directors Compensation

Outside directors receive an annual retainer of $15,000. The outside directors are also paid cash fees of $3,000 for each board meeting and $1,500 for each board committee meeting attended. The chairman of the audit committee is paid an additional cash fee of $10,000 annually. At the effective time of the initial public offering, these directors were also granted stock options with an aggregate exercise price equal to approximately $66,000 (at $9.00 per share, the initial public offering price), which options first vest and become exercisable proportionately on each of the first three anniversaries of the grant date.

Employment Agreements

We entered into an amended and restated employment agreement with Fred R. Lowe, the stated term of which expires on December 31, 2008 and which is automatically extended for successive one year terms, unless either party to such agreement gives notice of a decision not to renew. Under the agreement, in addition to his base salary of $325,000, Mr. Lowe is eligible to receive incentive compensation, conditioned upon our achieving annual performance objectives established by Mr. Lowe and our Board of Directors. If Mr. Lowe is terminated for any reason other than death, disability or cause, or we do not renew his employment, the agreement provides for (1) payment of termination benefits over a period equal to the greater of 18 months or the number of months remaining in the stated term of the agreement in equal monthly installments in an amount equal to the sum of (a) one-twelfth (1/12) of his then annual base salary plus (b) one-twelfth (1/12) of the prior year’s incentive compensation and (2) payment of amounts otherwise payable under our health and welfare benefit plans. In addition, Mr. Lowe will be entitled to receive a $600,000 termination payment upon nonrenewal or termination for any reason, payable in three installments, the first of which must be made within 15 days after such nonrenewal or termination, with the second and third installments to be made on the first and second anniversaries of the first such installment, respectively. The agreement contains customary confidentiality and non-competition provisions. The non-competition provisions apply during the period of Mr. Lowe’s employment and during the period in which he receives termination payments.

We entered into an amended and restated employment agreement with Debra Cerre-Ruedisili, the stated term of which expires on December 31, 2008 and which is automatically extended for successive one year terms, unless either party to such agreement gives notice of a decision not to renew. Under the agreement, in addition to her base salary of $285,000, Ms. Cerre-Ruedisili is eligible to receive incentive compensation and bonuses as our Board of Directors may in its discretion determine to award her, and to which she may be entitled under the terms of any of our plans, programs or agreements as from time to time in effect. If Ms. Cerre-Ruedisili is terminated for any reason other than death, disability or for cause, or we do not renew her employment, the agreement provides for (1) payment of termination benefits over an 18-month period in equal monthly installments each in an amount equal to the sum of (a) one-twelfth (1/12) of her then annual base salary plus (b) one-twelfth (1/12) of the prior year’s incentive compensation and (2) payment of amounts otherwise payable under our health and welfare benefit plans. The agreement contains customary confidentiality and non-competition provisions. The non-competition provisions apply during the period of Ms. Cerre-Ruedisili’s employment and during the period in which she receives termination payments.

We entered into an amended and restated employment agreement with Kumar Gursahaney, the stated term of which expires on December 31, 2008 and which is automatically extended for successive one year terms, unless either party to such agreement gives notice of a decision not to renew. Under the agreement, in addition to his base salary of $220,000, Mr. Gursahaney is eligible to receive incentive compensation and bonuses as our Board of Directors may in its discretion determine to award him, and to which he may be entitled under the terms of any of our plans, programs or agreements as from time to time in effect. If Mr. Gursahaney is terminated for any reason other than death, disability or cause, or we do not renew his employment, the agreement provides for (1) payment of termination benefits over an 18-month period in equal monthly installments each in an amount equal to the sum of (a) one-twelfth (1/12) of his then annual base salary plus (b) one-twelfth (1/12) of the prior year’s incentive compensation and (2) payment of amounts otherwise payable under our health and welfare benefit plans. The agreement contains customary confidentiality and non-competition provisions. The non-competition provisions apply during the period of Mr. Gursahaney’s employment and during the period in which he receives termination payments.

We entered into employment agreements with each of Antonio Faillaci, Colin Williams and Lisa Perrizo, the stated terms of which expire on December 31, 2006 and which are automatically extended for successive one-year terms, unless either party to each such agreement gives notice of a decision not to renew. Under each of the agreements, each of Messrs. Faillaci and Williams and Ms. Perrizo are paid base salaries of $195,000, $160,000 and $140,000, respectively, as well as incentive compensation and bonuses as our Board of Directors may in its discretion determine. In addition, each of Messrs. Faillaci and Williams and Ms. Perrizo are paid such incentive compensation and bonuses to which each may be entitled to under the terms of any of our plans, programs or agreements as from time to time in effect. Mr. Faillaci is entitled to additional compensation based upon the accident year underwriting profit of the Mid-Atlantic region of AmCOMP Assurance and AmCOMP Preferred. Mr. Williams is entitled to additional compensation based upon the underwriting profit of our Texas operations. Ms. Perrizo is entitled to additional compensation based upon the underwriting profit of the Midwest region. If any of the agreements with Messrs. Faillaci and Williams or Ms. Perrizo are terminated for any reason other than death, disability or for cause, or are not renewed, each of the agreements provide for payment of termination benefits over a 12-month period in equal monthly installments in an amount equal to the sum of (a) one-twelfth (1/12) of the applicable then annual base salary plus (b) one-twelfth (1/12) of the prior year’s incentive compensation, which in no event may exceed 30% of such person’s then annual base salary. Each of the agreements of Messrs. Faillaci and Williams and Ms. Perrizo contains customary confidentiality and non-competition provisions. The non-competition provisions apply during the period of employment and during the period in which termination payments are made.

Report by the Stock Option and Compensation Committee on Executive Compensation

General

The Stock Option and Compensation Committee determines the cash and other incentive compensation, if any, to be paid to the Company’s executive officers and key employees. Messrs. Queally, Stewart and Stephens, non-employee directors of the Company, serve as members of the Stock Option and Compensation Committee and are independent directors in accordance with the definition of “independent director” pursuant to the Company’s Amended and Restated By-laws. The Company anticipates appointing a chairman of the Stock Option and Compensation Committee at its next convened meeting

Compensation Philosophy

The Stock Option and Compensation Committee’s executive compensation philosophy is to base management’s pay, in part, on the achievement of the Company’s performance goals, to provide competitive levels of compensation, to recognize and reward individual initiative, achievement and length of service to the Company, to assist the Company in retaining and attracting the best qualified management, and to enhance long term stockholder value. In retaining and attracting the best qualified management personnel, the Company targets offering compensation and benefits that place it in a competitive position in its industry.

The Stock Option and Compensation Committee strongly believes that the caliber of the Company’s management personnel makes a significant difference in the Company’s long term success and it is the philosophy of the Stock Option and Compensation Committee to provide officers with the opportunity to realize potentially significant financial gains through the grants of stock options. The Stock Option and Compensation Committee also believes that the potential for equity ownership by management is beneficial in aligning management and stockholders’ interest in the enhancement of stockholder value.

Section 162(m) of the Internal Revenue Code prohibits a publicly held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the close of the corporation’s fiscal year and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation’s fiscal year. The $1 million compensation deduction limitation does not apply to “performance-based compensation”. The Company believes that, with certain exceptions, any compensation received by executive officers in connection with the exercise of options granted under the 2005 Plan qualifies as “performance-based compensation.” The policy of the Stock Option and Compensation Committee is to the extent reasonable to qualify the Company’s executive officers’ compensation for deductibility under Section 162(m) and other applicable tax laws. However, the Stock Option and Compensation Committee believes that providing an appropriate level of cash compensation and maintaining flexibility in determining compensation are also important issues that must be balanced with preserving a tax deduction for amounts in excess of $1,000,000.

Salaries

Base salaries for the Company’s executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at other companies (base salaries are targeted to be competitive with the industry). The Company believes that it is necessary to position executive officers’ base salaries at or above these levels in order to attract, retain and motivate its executive officers. In addition, the Stock Option and Compensation Committee considers the recommendations of the Company’s Chief Executive Officer and its Executive Vice President. The Company defines the relevant labor market through the use of third-party executive salary surveys that reflect both the insurance industry as well as a broader cross-section of companies from many industries. Annual salary adjustments are determined by (i) considering various factors, tangible and intangible achieved by the Company; (ii) the overall performance of the executive; (iii) the length of the executive’s service to the Company; and (iv) any increased responsibilities assumed by the executive. There are no restrictions on salary adjustments of the Company. The Company has employment agreements with its executive officers, which sets the base salaries and other terms and conditions of employment for such individuals.

Annual Bonuses

The Stock Option and Compensation Committee evaluates the performance of the Company’s executives on an annual basis. Mr. Lowe, Ms. Cerre-Ruedisili, Mr. Gursahaney and Mr. Williams received bonuses of $995,000, $350,000, $110,000 and $223,698, respectively, for fiscal 2005. The bonuses paid to the Company’s executives for the fiscal year ended December 31, 2005 were based upon the level of personal achievement by individual participants and the Company’s performance, including, but not limited to, the Company’s actual performance and relative to its peers and the Company’s actual performance as compared to the Company’s projected performance goals for fiscal 2005. The bonuses paid to Mr. Lowe and Ms. Cerre-Ruedisili included a one-time component recognizing their extraordinary efforts in preparing the Company for its initial public offering and in managing the registration process.

Compensation of Chief Executive Officer

Mr. Lowe’s base salary is, among other things, based upon the factors described in the “Salaries” paragraph above. Mr. Lowe was awarded a bonus of $995,000 for services performed in fiscal 2005. Mr. Lowe’s bonus is based upon the factors described in the “Annual Bonuses” paragraph above and his role as Chief Executive Officer in leading the Company to the performance milestones achieved in fiscal 2005. Mr. Lowe was not present during the Stock Option and Compensation Committee’s deliberation of his compensation.

1996 Stock Option Plan

In June 1996, the Board of Directors of AmCOMP adopted AmCOMP’s 1996 Stock Option Plan (the “1996 Plan”), which was subsequently approved by our stockholders, as an incentive to retain and attract employees, consultants and advisers of AmCOMP and its subsidiaries. The 1996 Plan provides for the grant of incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and non-qualified stock options. The maximum number of shares of common stock that may be issued pursuant to options granted under the 1996 Plan is 687,652 shares.

The 1996 Plan is administered by the Stock Option and Compensation Committee. Grants are made based on the committee’s judgment of an employee’s contribution to the success of our operations. Incentive options granted under the 1996 Plan must have an exercise price of not less than 100% of the fair market value of the common stock on the date of grant (not less than 110% of such fair market value in the case of incentive stock options granted to holders of more than 10% of our voting power), may only be granted to employees of AmCOMP and its subsidiaries and are exercisable, subject to vesting limitations determined by the Board of Directors, for periods of up to 10 years

(or five years in the case of incentive stock options granted to holders of more than 10% of our voting power) after the date of grant. Non-qualified options granted under the 1996 Plan must have an exercise price of not less than 80% of fair market value on the date of grant. The exercise price of an option may be paid in cash, or, when approved by the Stock Option and Compensation Committee, by surrender of common stock with an equivalent fair market value.

The 1996 Plan provides for acceleration of the right to exercise options upon the occurrence of certain events, including a merger, liquidation or sale of substantially all our assets, unless the obligations under outstanding options are assumed, or outstanding options are replaced, by a successor entity. Stock options granted under the 1996 Plan are not transferable, except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order. Unless otherwise determined by the Stock Option and Compensation Committee, all rights to exercise options terminate upon termination of employment, provided that except where termination is for cause (in which case all options terminate immediately), the options may be exercised, to the extent exercisable upon termination, for a period ending on the earlier of 30 days thereafter (one year in the case of death) or the time when the options otherwise would have expired. In September 2005, the Board of Directors terminated the 1996 Plan, which has no effect on options outstanding thereunder.

2005 Stock Option Plan

In September 2005, the Board of Directors of AmCOMP adopted the 2005 Plan, which was subsequently approved by our stockholders, as an incentive to retain and attract employees, directors, consultants and advisors of AmCOMP and its subsidiaries. The 2005 Plan provides for the grant of both incentive and non-qualified options to purchase an aggregate of 567,586 shares with a limit of 218,302 shares per optionee per calendar year. Unless sooner terminated by the board, the 2005 Plan terminates on September 6, 2015. The terms of the 2005 Plan are substantially the same as those of the 1996 Plan, except as follows:

•	the purchase price of any option must be at least 100% of the fair market value of such share of stock on the date of grant or at least 110% of the fair market value if it is an incentive option granted to an optionee who owns more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries;

•	the Stock Option and Compensation Committee may accelerate the time at which options may first be exercised and the time at which options will vest, notwithstanding such provisions in the options;

•	the Stock Option and Compensation Committee may, upon the occurrence of certain events, terminate outstanding options within a specified number of days after notice to the optionees, and each optionee will receive, with respect to each share of stock subject to such option, an amount equal to the excess of the fair market value of such share immediately prior to such event over the exercise price per share of such option; and

•	unless otherwise determined by the Stock Option and Compensation Committee, options exercisable at the time of an optionee’s termination shall be exercisable for one year after termination by reason of death or disability or until the expiration of the stated term of such option, and for 30 days after termination without cause or until the expiration of the stated term of such option, in either case, whichever period is shorter.

Directors’ Stock Option Plan

In March 1997, the Board of Directors of AmCOMP adopted the Directors’ Plan, which was subsequently approved by our stockholders and amended and restated on January 17, 2006 and approved by our stockholders on January 18, 2006. The maximum number of shares of common stock that may be issued pursuant to options granted under the Directors’ Plan is 87,320 shares. Unless sooner terminated by the board, the Directors’ Plan terminates on March 3, 2007.

The Directors’ Plan is administered by the Board of Directors of AmCOMP. All members of the Board of Directors who are not employees of AmCOMP are eligible to receive grants of options under the Directors’ Plan. Each eligible director receives an automatic, nondiscretionary grant of (1) an option to purchase shares of common stock with an aggregate fair market value at the time of grant equal to $66,000 on the earlier of (a) the effective date of this offering or (b) the date he is elected to the Board of Directors and (2) options to purchase shares of common stock with an aggregate fair market value at the time of grant equal to $13,200 annually on each January 1 thereafter so long as he remains an eligible director. In addition, the board has the authority to make discretionary grants of options under the Plan.

Options granted under the Directors’ Plan must have an exercise price equal to the fair market value of the common stock on the date of grant and are exercisable, subject to vesting limitations determined by the Board of Directors of AmCOMP, for five years after the date of grant. The exercise price of an option may be paid in cash, or, when approved by the Board of Directors of AmCOMP, by surrender of common stock with an equivalent fair market value.

The Directors’ Plan also provides for acceleration of the right to exercise options upon the occurrence of certain events, including a merger, liquidation or sale of substantially all our assets. Stock options granted under the Directors’ Plan are not transferable, except by will or the laws of descent and distribution, provided that options may be transferred to or issued in the name of a firm by which an eligible director is employed and to affiliates of such firm. If an eligible director’s membership on the Board of Directors terminates for any reason other than cause, an option held on the date of termination may be exercised within one year after the date of termination (but in no event after the expiration date of the option).

Stock Option and Compensation Committee

This report by the Stock Option and Compensation Committee on Executive Compensation is submitted by the members of the Stock Option and Compensation Committee:

Paul B. Queally, Chairman
Donald C. Stewart
Sam Stephens

Compensation Committee Interlocks

The Stock Option and Compensation Committee consists of Messrs. Queally, Stewart and Stephens. There were no transactions between any member of the Stock Option and Compensation Committee and the Company during the fiscal year ended December 31, 2005. Prior to our initial public offering, our Stock Option and Compensation committee consisted of Messrs. Lowe, Traynor and Queally. Except as set forth in “Director Compensation” herein, none of such directors was a party to any transaction with the Company that required disclosure under Item 402(j) of Regulation S-K.

PROPOSAL II

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006. Although the selection of independent auditors does not require ratification, the Board of Directors has directed that the appointment of Deloitte & Touche LLP be submitted to stockholders for ratification due to the significance of such appointment to the Company. If stockholders do not ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors, the Audit Committee of the Board of Directors will consider the appointment of other certified public accountants. A representative of Deloitte & Touche LLP will be present at the Meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement if he desires. The approval of the proposal to ratify the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the Votes Cast.

Aggregate fees for professional services rendered to the Company by Deloitte & Touche LLP for the years ended December 31, 2005 and December 31, 2004, were:

	2005	2004

Audit Fees	$925,000	$314,000
Audit Related Fees	—	—
Tax Fees	$102,026	$37,500
Other Fees	—	—

Total Fees	$1,027,026	$351,000

Audit Fees

Audit fees for 2005 and 2004 were for professional services rendered for the audits of the consolidated financial statements of the Company, statutory and subsidiary audits, timely reviews of interim financial statements, consents and assistance with review of documents filed with the Securities Exchange Commission, including the registration statement for the Company’s initial public offering.

Tax Fees

Tax fees for 2005 and 2004 were for services related to tax compliance $102,026 for the fiscal year ended December 31, 2005 and $37,500 for the fiscal year ended December 31, 2004, including the preparation of tax returns.

The Audit Committee reviews audit and non-audit services performed by Deloitte & Touche LLP, as well as the fees charged by Deloitte & Touche LLP for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence.

Pre-approval Policies and Procedures

All audit and non-audit services to be performed by the Company’s independent accountant must be approved in advance by the Audit Committee. Consistent with applicable law, limited amounts of services, other than audit, review or attest services, may be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee, provided each such approved service is reported to the full Audit Committee at its next meeting.

All of the engagements and fees for the Company’s fiscal year ended December 31, 2005 were approved by the Audit Committee. In connection with the audit of the Company’s Financial Statements for the fiscal years ended December 31, 2005 and December 31, 2004, Deloitte & Touche LLP only used full-time, permanent employees.

The Audit Committee of the Board of Directors considered whether the provision of non-audit services by Deloitte & Touche LLP was compatible with its ability to maintain independence from an audit standpoint and concluded that Deloitte & Touche LLP’s independence was not compromised.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For the fiscal year ended December 31, 2005, there were no transactions that were required to be described under “Certain Relationships and Related Transactions.”

AUDIT COMMITTEE REPORT

The Company’s independent auditors are responsible for auditing the financial statements. The activities of the Committee are in no way designed to supersede or alter those traditional responsibilities. The Audit Committee serves a broad-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters. The Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

In connection with the audit of Company’s financial statements for the year ended December 31, 2005, the Audit Committee met with representatives from Deloitte & Touche LLP, the Company’s independent auditors. The Audit Committee reviewed and discussed with Deloitte & Touche LLP, the Company’s financial management and financial structure, as well as the matters relating to the audit required to be discussed by Statements on Auditing Standards 61 and 90.

On March 29, 2006, the Audit Committee received from Deloitte & Touche LLP the written disclosures and the letter regarding Deloitte & Touche LLP’s independence required by Independence Standards Board of Standard No. 1.

In addition, the Audit Committee reviewed and discussed with the Company’s management the Company’s audited financial statements relating to fiscal year ended December 31, 2005 and has discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP.

Based upon review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s financial statements audited by Deloitte & Touche LLP be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Donald C. Stewart, Chairman
Spencer L. Cullen, Jr.
Sam Stephens

STOCKHOLDER PROPOSALS AND NOMINATING AND GOVERNANCE COMMITTEE REPORT

In order to be considered for inclusion in the proxy materials to be distributed in connection with the next Annual Meeting of Stockholders of the Company, stockholder proposals for such meeting must be submitted to the Company no later than March 3, 2007.

On May 21, 1998 the Securities Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Exchange Act. The amendment to Rule 14a-4(c)(1) governs the Company’s use of its discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in the Company’s proxy statement. The amendment provides that if the Company does not receive notice of the proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then the Company will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.

With respect to the Company’s 2007 Annual Meeting of Stockholders, if the Company is not provided with notice of a stockholder proposal, or such stockholder proposal has not been timely submitted for inclusion in the Company’s proxy statement by April 17, 2007, the Company will be permitted to use its discretionary voting authority as outlined above.

The By-laws of the Company establish procedures for stockholder nominations for elections of directors of the Company and bringing business before any annual meeting or special meeting of stockholders of the Company. Any stockholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company, not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s annual meeting; provided, however, that in the event that if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before and ends 60 days after such anniversary date (the “Other Meeting Date”), such Stockholder Notice shall be given in the manner provided by either (i) not earlier than the close of business on the date 120 days prior to such other Meeting Date and not later than 90 days prior to such Other Meeting Date or (ii) the close of business on the tenth day following the date on which such Other Meeting Date is first publicly announced or disclosed. Any notice to the Secretary must include: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, and (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner.

Notwithstanding anything in the previous paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by the By-laws will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. The Chairman of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, in which event, the officer will announce that determination to the meeting and the defective nomination will be disregarded.

The Nominating and Governance Committee considers recommendations for director nominees from a wide variety of sources, including members of the Company’s Board, business contacts, community leaders, other third-party sources and members of management. The Nominating and Governance Committee also considers shareholder recommendations for director nominees that are properly received in accordance with the Company’s By-laws and applicable rules and regulations of the Securities and Exchange Commission.

The Board believes that all of its directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board also believes that its directors should ideally reflect a mix of experience and other qualifications. There is no firm requirement of minimum qualifications or skills that candidates must possess. The Nominating and Governance Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, risk management skills and, for incumbent directors, his or her past performance.

The Nominating and Governance Committee will initially evaluate a prospective nominee on the basis of his or her resume and other background information that is made available to the Committee. A member of the Nominating and Governance Committee will contact the prospective nominee for further review and interview those candidates who the Committee believes are qualified, who may fulfill a specific Board need and who would otherwise best make a contribution to the Board. If, after further discussions with the candidate, and other review and consideration as necessary, the Nominating and Governance Committee believes that it has identified a qualified candidate, it will consider making a recommendation to the Board.

Procedures for Contacting Directors

The Board of Directors has established a process for stockholders to send communications to the Board. Stockholders may communicate with the Board generally or a specific director at any time by writing to: Melody Misiaszek, Secretary, AmCOMP Incorporated, 701 U.S. Highway One, North Palm Beach, Florida 33408. The Secretary reviews all messages received, and forwards any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board generally, to the Chairman of the Nominating and Governance Committee. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to the Board. The Secretary has the right, but not the obligation, to forward such other communications to appropriate channels within the Company.

PROXY SOLICITATION

The cost of soliciting proxies will be borne by the Company. The transfer agent and registrar for the Company’s Common Stock, Continental Stock Transfer and Trust Company, as a part of its regular services and for no additional compensation other than reimbursement for out-of-pocket expenses, has been engaged to assist in the proxy solicitation. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by directors, officers and other employees of the Company who will receive no additional compensation therefor.

The Company requests persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy, and the Company will reimburse such persons for their reasonable expenses.

ANNUAL REPORT

All stockholders of record as of April 20, 2006 have been sent, or are concurrently herewith being sent, a copy of the Company’s Annual Report for the fiscal year ended December 31, 2005. Such report contains certified consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2005.

By Order of the Company,

MELODY MISIASZEK
Secretary

Dated: North Palm Beach, Florida
April 25, 2006

The Company will furnish, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (without exhibits) as filed with the Securities and Exchange Commission to stockholders of record on the Record Date who make written request therefore to Melody Misiaszek, Secretary, AmCOMP Incorporated, 701 Highway One, North Palm Beach, Florida 33408.

Appendix A

AUDIT COMMITTEE CHARTER

AMCOMP INCORPORATED

A.	Purpose

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to provide assistance to the Board in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements and the legal compliance and ethics programs as established by management and the Board. The committee shall also monitor the qualifications and independence of the independent auditors, as well as their overall performance. In so doing, it is the responsibility of the Committee to maintain free and open communication among the Committee, the independent auditors and management of the Company in discharging its oversight role. The Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

B.	Committee Membership and Qualifications

The Committee shall consist of no fewer than three persons each of whom shall be a member of the Board. Except as permitted by the applicable rules of The Nasdaq Stock Market, Inc. (the “Nasdaq”) and the provisions of the Securities Exchange Act of 1934, as amended (the “Act”), and the rules and regulations promulgated thereunder, each member of the Committee shall satisfy the independence and experience requirements of the applicable listing standards of the Nasdaq and the Act. Each member of the Committee must be able to read and understand fundamental financial statements and must not have participated in the preparation of the financial statements of the Company or any current subsidiary during the past three years. In addition, at least one member of the Committee shall qualify as a “Financial Expert” as contemplated by the Nasdaq rules and the Act. The identity of such member(s) shall be disclosed in periodic filings as required by the Act.

Committee members shall be elected by the Board at a meeting of the Board; members shall serve until their successors shall be duly elected and qualified. The Board may, at any time, remove any member of the Committee and fill the vacancy created by such removal. The Committee’s chairman shall be designated by the full Board, comprising a majority of independent directors, or the full Committee.

C.	Committee Authority and Responsibilities

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

The following shall be the principal recurring responsibilities of the Committee. The responsibilities are set forth as a guide with the understanding that the Committee may supplement them as appropriate including any changes required by them to carry out its duties, including those required by changes in the policies of the Nasdaq.

The authority and responsibilities of the Committee shall include:

1. Reviewing and reassessing the adequacy of this charter on an annual basis and updating it as conditions dictate;

2. Reviewing the Committee’s structure, processes and membership requirements;

3. Directly appointing, compensating, retaining and overseeing the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services and the independent auditors shall report directly to the Committee;

4. Requesting from the independent auditors a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

5. Pre-approving all audit and non-audit services to be provided to the Company by the independent auditors;

6. Discussing with the independent auditors the overall scope and plans for their audit including their approach and independence, and discussing with the Company’s accounting department the adequacy of staffing;

7. Reviewing the performance of the independent auditors, with the understanding of both management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company’s stockholders;

8. Discussing with the Company’s independent auditors the matters required to be discussed by SAS No. 61, as it may be modified or supplemented;

9. Evaluating and, where appropriate, replacing the independent auditors;

10. Discussing with management, the Company’s accounting department and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs;

11. Providing oversight and monitoring of Company management, and the independent auditors and their activities with respect to the Company’s financial reporting process;

12. Resolving disagreements between Company management and the independent auditors regarding financial reporting;

13. Reviewing with management and the independent auditors, the financial statements to be included in the Company’s annual and quarterly reports, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements;

14. Providing a report in the Company’s proxy statement in accordance with the requirements of Item 306 of Regulation S-K, as amended, and Item 7(d)(3) of Schedule 14A, as amended;

15. Discussing the results of the annual audit, quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards;

16. Establishing procedures to receive and respond, on a confidential basis, to concerns (anonymously reported or otherwise) regarding questionable accounting or auditing matters, or complaints (from employees and others) regarding the Company’s accounting, internal accounting controls and audit matters;

17. Reviewing and approving all related-party transactions as defined under Item 404 of Regulation S-K, after reviewing each such transaction for potential conflicts of interests and other improprieties;

18. Ensuring that the Company has antifraud programs and controls in place to help prevent fraud, and aid in its discovery if it does occur, to properly fulfill the Committee Members’ fiduciary duties of (i) monitoring the financial reporting process; (ii) overseeing the internal control system; (iii) overseeing the internal audit and independent public accounting functions; and (iv) reporting findings to the board of directors;

19. Ensuring that the Company has implemented an effective ethics and compliance program, and that it is periodically tested;

20. Consulting with and retaining legal, accounting and other advisers in connection with the performance of its duties and responsibilities;

21. Funding compensation to any independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the listed issuer;

22. Funding ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties and compensation to any advisers employed by the Committee; and

23. Performing such other duties as may be requested by the Board, or as the Committee shall deem appropriate.

D.	Meetings

The Committee will meet at least quarterly, with two face-to-face meetings with the outside auditors or more frequently as circumstances dictate in order to completely discharge its responsibilities as outlined in this charter.

The Committee will meet separately with the independent auditors as well as members of the Company’s management as it deems appropriate in order to review the financial controls of the Company.

The Committee may form and delegate authority to subcommittees or to one or more of its members when appropriate.

A majority of the members of the Committee shall constitute a quorum for the transaction of business, and, if a quorum is present, any action approved by at least a majority of the members present shall represent the valid action of the Committee. The chairperson of the Committee will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting

E.	Minutes

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

F.	Reports

Apart from the report prepared pursuant to Item 306 of Regulation S-K, as amended, and Item 7(d)(3) of Schedule 14A, as amended, the Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with this charter.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

Please mark your votes like this	☒

1.	Election of nominees named below to the Board of Directors of the Company.

FOR all nominees listed below	WITHHOLD AUTHORITY to
(except as marked to the	vote for all nominees listed
contrary below)	below
☐	☐

Nominees:	Fred R. Lowe, Debra Cerre-Ruedisili, Sam A. Stephens, Paul B. Queally, Sean M. Traynor, Donald C. Stewart and Spencer L. Cullen, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Deloitte & Touche, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006.	☐	☐	☐
This proxy may be revoked prior to the time it is voted by delivering to the Secretary of the Company either a written revocation or a proxy bearing a later date or by appearing at the Annual Meeting and voting in person.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature(s)	Signature(s)	Date	, 2006

Your signature should appear the same as your name appears hereon. In signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if mailed in the United States.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

AMCOMP INCORPORATED
ANNUAL MEETING OF STOCKHOLDERS — JUNE 1, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          The undersigned stockholder of AmCOMP Incorporated, a Delaware Corporation (the “Company”), hereby appoints Fred R. Lowe, Debra Cerre-Ruedisili and Kumar Gursahaney with full power of substitution and to each substitute appointed pursuant to such power, as proxy or proxies, to cast all votes as designated hereon, which the undersigned stockholder is entitled to cast at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company, to be held at 9:00 a.m., local time on June 1, 2006 at the Palm Beach Gardens Marriott, 4000 RCA Boulevard, Palm Beach Gardens, Florida 33410, and at any and all adjournments and postponements thereof, with all powers that the undersigned would possess if personally present (i) as designated below with respect to the matters set forth below and described in the accompanying Notice and Proxy Statement, and (ii) in their discretion with respect to any other business that may properly come before the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned for such Annual Meeting.
          This proxy, when properly executed and returned, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted (1) FOR the election of all nominees proposed by the Board of Directors; (2) FOR the ratification of the appointment of Deloitte & Touche, LLP as the Company’s independent auditors for 2006; and (3) in accordance with the discretion of the proxies or proxy with respect to any other business transacted at the Annual Meeting.
PLEASE ACT PROMPTLY
PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND RETURN IT IN
THE ENCLOSED ENVELOPE TODAY.
(Continued, and to be marked, dated and signed, on the reverse side)